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CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

INVESTOR RELATIONS

Heather Crowell

heather@gregoryfca.com

PREIT Reports Third Quarter 2022 Results

Core Mall Total Occupancy Increased 480 Basis Points to 94.4%

Core Mall Sales Per Square Foot Were $592 in September, up 10.4% compared to 2019

Average Renewal Spreads were 8.7% for the Quarter Ended September 30

Philadelphia, November 8, 2022 - PREIT (NYSE: PEI) today reported results for the three and nine months ended September 30, 2022. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is provided in the tables accompanying this release.

	Three Months Ended September 30,		Nine Months Ended September 30,
(per share amounts)	2022	2021	2022	2021
Net loss - basic and diluted	$(14.52)	$(8.44)	$(25.25)	$(24.05)
FFO	$(1.13)	$(1.10)	$0.38	$(1.70)
FFO, as adjusted	$(1.13)	$(1.20)	$(0.30)	$(3.00)

“We continue to make meaningful quality improvements throughout the portfolio and capitalize on more opportunities to harvest value from the portfolio evidenced by compliance with our credit facility extension requirements and recent traction in raising capital through asset sales to pay down debt,” said Joseph F. Coradino, Chairman and CEO of PREIT. “The addition of new-to-portfolio tenants and experiences, significant occupancy gains driving revenue and NOI increases, and improving leasing spreads provide additional opportunities to raise capital, which remains our top priority as we aim to unlock value for all stakeholders.”

•
Same Store NOI, excluding lease termination revenue, increased 3.3% and 3.5% for the three and nine months ended September 30, 2022 compared to the same periods ended September 30, 2021, respectively, driven by increased revenue from occupancy improvement.
•
Robust leasing activity is driving increased occupancy with Core Mall Total Occupancy increasing by 480 basis points to 94.4% compared to the third quarter 2021 and improving 60 basis points compared to June 30,2022. Core Mall non-anchor Occupancy improved 310 basis points to 91.4% compared to the third quarter of 2021 and 90 basis points compared to June 30, 2022.

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•
Total Core Mall leased space, at 95.6%, exceeds occupied space by 120 basis points, and core mall non-anchor leased space, at 93.2%, is higher than occupied space by 180 basis points when including executed new leases slated for future occupancy, demonstrating the rapid pace of leasing activity.
•
For the rolling 12 month period ended September 30, 2022, core mall comparable sales grew to $592 per square foot, compared to $536 in 2019.
o
When Cumberland Mall (sold following close of the quarter) is excluded, portfolio sales per square foot as of September 30, 2022 were $598.
•
Average renewal spreads for the three and nine months ended September 30, 2022 were 8.7% and 4.2%, respectively.
•
The Company made notable advances in its capital-raising efforts, including the sale of Cumberland Mall and several outparcels. As part of its debt reduction plan, the Company has applied asset sale proceeds and excess cash from operations to pay down debt by $148 million during the ten months ended October 31, 2022. The Company currently has approximately $130 million in purchase and sales agreements executed or in final stages of negotiation, and has several others in the pipeline for potential future sales.

Leasing and Redevelopment

•
300,000 square feet of leases are signed for future openings, which is expected to contribute annualized gross rent of $7.0 million.
•
Construction has started on a new self-storage facility in previously unused below grade space at Mall at Prince George’s in Hyattsville, MD.
•
A lease has been executed with Tilted 10 and Tilt Studio, an action-packed bi-level 104,000 square foot indoor family entertainment center at Willow Grove Park, adding family entertainment to this locally-loved destination shopping experience, and is now expected to open in 2023.
•
At Moorestown Mall, construction is underway for the new state-of-the-art Cooper University Healthcare facility and the 375-unit apartment development, following completion of the sale of land in the second quarter of 2022.
•
Tenant work is underway for a new prototype, 32,000 square foot, LEGO® Discovery Center at Springfield Town Center with expected opening in third quarter 2023.

Primary Factors Affecting Financial Results for the Three Months Ended September 30, 2022 and 2021

•
Net loss attributable to PREIT common shareholders was $77.2 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $(14.52) per basic and diluted share for the three months ended September 30, 2022, compared to net loss attributable to PREIT common shareholders of $44.6 million, or $(8.44) per basic and diluted share for the three months ended September 30, 2021.
•
Funds from Operations marginally decreased in the three months ended September 30, 2022 compared to the prior year period primarily due to lower NOI from Non-Same Store properties as a result of the sale of our interest in Gloucester Premium Outlets as well as higher interest expense partially offset by higher NOI from Same Store properties and lower general and administrative expenses.
•
FFO for the three months ended September 30, 2022 was $(1.13) per diluted share and OP Unit compared to $(1.10) per diluted share and OP Unit for the three months ended September 30, 2021.

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All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three and nine months ended September 30, 2022 and 2021 is included on page 15.

Liquidity and Financing Activities

As of September 30, 2022, the Company had $103.9 million available under its First Lien Revolving Credit Facility. The Company’s corporate cash balances, when combined with available credit, provide total liquidity of $113.2 million.

During the quarter, the Company delivered to the Administrative Agent the Notices to Extend the Revolving Termination Date and the Term Loan Maturity Dates as defined in the Senior Credit Agreements. The Company has demonstrated compliance with the extension requirements, subject to a re-calculation of certain debt yield covenants and payment of certain extension fees as set forth in the Senior Credit Agreements.

Additionally, the Fashion District Philadelphia partnership funded the required paydown of the Fashion District Philadelphia mortgage.

Asset Dispositions

During the quarter, the Company executed on the sale of six outparcels for total proceeds of $15.2 million. Subsequent to the close of the quarter, the Company executed on the sale of Cumberland Mall for $44.6 million in gross proceeds, enabling the repayment of the $39.0 million mortgage loan balance.

2022 Outlook

The Company is not issuing detailed guidance at this time.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Tuesday November 8, 2022, to review the Company’s results and future outlook. To listen to the call, please dial 1(888) 330-2024 (domestic toll free), or 1(646) 960-0187 (international), and request to join the PREIT call, Conference ID 9326912, at least fifteen minutes before the scheduled start time as callers could experience delays. Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages innovative properties developed to be thoughtful, community-centric hubs. PREIT's robust portfolio of carefully curated, ever-evolving properties generates success for its tenants and meaningful impact for the communities it serves by keenly focusing on five core areas of established and emerging opportunity: multi-family & hotel, health & tech, retail, essentials & grocery and experiential. Located primarily in densely-populated regions, PREIT is a top operator of high quality, purposeful places that serve as one-stop destinations for customers to shop, dine, play and stay. Additional information is available at www.preit.com or on Twitter, Instagram or LinkedIn.

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Rounding

Certain summarized information in the tables included may not total due to rounding.

Definitions

Funds From Operations (“FFO”)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net loss in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net loss and net cash used in operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net loss is the most directly comparable GAAP measurement to FFO.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and nine months ended September 30, 2022 and 2021, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense, insurance recoveries or losses, net, gain on sale of preferred equity interest, gain/loss on hedge ineffectiveness and reorganization expenses which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net loss that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense, gain on hedge ineffectiveness and reorganization expenses.

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Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net loss is the most directly comparable GAAP measure to NOI. NOI excludes other income, depreciation and amortization, general and administrative expenses, other expenses (which includes provision for employee separation expense and project costs), interest expense, reorganization expenses, impairment of assets, equity in loss or income of partnerships, gain on extinguishment of debt, gain or loss on sales of real estate, gain on sale of equity method investee and gain or loss on sale of preferred equity interest.

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods presented. Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Unconsolidated Properties and Proportionate Financial Information

The non-GAAP financial measures of FFO and NOI presented in this press release incorporate financial information attributable to our share of unconsolidated properties. This proportionate financial information is non-GAAP financial information, but we believe that it is helpful information because it reflects the pro rata contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, earnings from these unconsolidated partnerships are recorded in our statements of operations prepared in accordance with GAAP under the caption entitled “Equity in (loss) income of partnerships.”

To derive the proportionate financial information from our unconsolidated properties,” we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item. Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 40% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-pro rata allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions. While this method approximates our indirect economic interest in our pro rata share of the revenue and expenses of our unconsolidated partnerships, we do not have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity. Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest. Accordingly, NOI and FFO results based on our share of the results of unconsolidated partnerships do not represent cash generated from our investments in these partnerships.

Core Properties

Core Properties include all operating retail properties except for Exton Square Mall. Core Malls exclude Exton Square Mall and power centers.

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Forward Looking Statements

This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” and similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements, results, cost reductions, dividend payments and the impact of COVID-19 and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•
the effectiveness of our financial restructuring and any additional strategies that we may employ to address our liquidity and capital resources in the future;
•
our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
•
the COVID-19 global pandemic and the public health and governmental response, which have created periods of significant economic disruptions and also have and may continue to exacerbate many of the risks listed herein;
•
changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•
changes in economic conditions, including unemployment rates and its effects on consumer confidence and spending, supply chain challenges, the current inflationary environment, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;
•
our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•
our ability to sell properties that we seek to dispose of, which may be delayed by, among other things, the failure to obtain zoning, occupancy and other governmental approvals and permits or, to the extent required, approvals of other third parties;
•
potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•
our substantial debt and our ability to satisfy our obligations or refinance our outstanding debt at or prior to maturity, particularly in light of increasing interest rates, and our ability to remain in compliance with our financial covenants under our debt facilities;
•
our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our Credit Agreements;
•
our ability to maintain and increase property occupancy, sales and rental rates;
•
increases in operating costs that cannot be passed on to tenants, which may be exacerbated in the current inflationary environment;
•
the effects of online shopping and other uses of technology on our retail tenants;
•
risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•
social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; and
•
potential dilution from any capital raising transactions or other equity issuances.

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Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 in the section entitled “Item 1A. Risk Factors” and any subsequent reports we file with the SEC. Any forward-looking statements made by us speak only as of the date on which they are made, and we do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

** Quarterly supplemental financial and operating **

** information will be available on www.preit.com **

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
REVENUE:
Real estate revenue:
Lease revenue	$65,796	$65,543	$195,888	$193,563
Expense reimbursements	4,864	4,650	13,223	12,436
Other real estate revenue	2,086	1,400	5,887	4,828
Total real estate revenue	72,746	71,593	214,998	210,827
Other income	67	143	377	430
Total revenue	72,813	71,736	215,375	211,257
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(26,564)	(26,408)	(80,511)	(79,899)
Utilities	(4,380)	(3,749)	(11,469)	(9,573)
Other property operating expenses	(2,246)	(1,972)	(6,585)	(6,580)
Total property operating expenses	(33,190)	(32,129)	(98,565)	(96,052)
Depreciation and amortization	(28,032)	(29,142)	(85,524)	(88,667)
General and administrative expenses	(10,965)	(14,453)	(32,192)	(39,819)
Other expenses	(65)	(66)	(143)	185
Total operating expenses	(72,252)	(75,790)	(216,424)	(224,353)
Interest expense, net	(36,481)	(32,426)	(100,473)	(95,135)
Gain on debt extinguishment, net	—	—	—	4,587
Impairment of assets	(42,271)	(262)	(42,271)	(1,564)
Reorganization expenses	—	—	—	(267)
Total expenses	(151,004)	(108,478)	(359,168)	(316,732)
Equity in loss of partnerships	(2,356)	(1,429)	(3,939)	(2,429)
Gain (loss) on sales of interests in real estate	7,509	(217)	9,210	(1,191)
Gain (loss) on sale of equity method investment	(77)	—	8,976	—
Gain (loss) on sales of real estate by equity method investee	—	(10)	—	1,337
Gain on sales of non operating real estate	1,772	—	10,527	—
Gain on sale of preferred equity interest	—	—	3,688	—
Net loss	(71,343)	(38,398)	(115,331)	(107,758)
Less: net loss attributable to noncontrolling interest	989	669	1,718	2,686
Net loss attributable to PREIT	(70,354)	(37,729)	(113,613)	(105,072)
Less: preferred share dividends	(6,843)	(6,843)	(20,531)	(20,531)
Net loss attributable to PREIT common shareholders	$(77,197)	$(44,572)	$(134,144)	$(125,603)

Basic and diluted loss per share:	$(14.52)	$(8.44)	$(25.25)	$(24.05)

Weighted average shares outstanding—basic	5,317	5,279	5,313	5,222
Effect of common share equivalents(1)	—	—	—	—
Weighted average shares outstanding—diluted	5,317	5,279	5,313	5,222

(1) The Company had net losses in all periods presented. Therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands of dollars)	2022	2021	2022	2021
Comprehensive loss:
Net loss	$(71,343)	$(38,398)	$(115,331)	$(107,758)
Unrealized gain on derivatives	2,855	2,634	12,274	7,903
Amortization of settled swaps	2	4	7	9
Total comprehensive loss	(68,486)	(35,760)	(103,050)	(99,846)
Less: comprehensive loss attributable to noncontrolling interest	954	630	1,564	2,518
Comprehensive loss attributable to PREIT	$(67,532)	$(35,130)	$(101,486)	$(97,328)

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

The following table presents a reconciliation of net loss determined in accordance with GAAP to (i) FFO attributable to common shareholders and OP Unit holders, (ii) FFO, as adjusted, attributable to common shareholders and OP Unit holders, (iii) FFO attributable to common shareholders and OP Unit holders per diluted share and OP Unit, (iv) and FFO, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2022	2021	2022	2021
Net loss	$(71,343)	$(38,398)	$(115,331)	$(107,758)
Depreciation and amortization on real estate:
Consolidated properties	27,752	28,812	84,628	87,653
PREIT’s share of equity method investments	2,678	3,095	8,673	9,257
(Gain) loss on sales of interests in real estate	(7,509)	217	(9,210)	1,191
Loss (gain) on sale of equity method investment	77	-	(8,976)	-
Loss (gain) on sales of real estate by equity method investee	-	10	-	(1,337)
Impairment of assets:
Consolidated properties	42,271	262	42,271	1,564
PREIT’s share of equity method investments	-	-	-	265
Funds from operations attributable to common shareholders and OP Unit holders	(6,074)	(6,002)	2,055	(9,165)
Insurance recoveries, net	2	—	2	(670)
Provision for employee separation expenses	(5)	39	(6)	279
Gain on hedge ineffectiveness	-	(532)	-	(2,329)
Gain on debt extinguishment, net	-	-	-	(4,587)
Gain on sale of preferred equity interest	-	-	(3,688)	-
Reorganization expenses	-	-	-	267
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$(6,077)	$(6,495)	$(1,637)	$(16,205)

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(1.13)	$(1.10)	$0.38	$(1.70)
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(1.13)	$(1.20)	$(0.30)	$(3.00)

(in thousands of shares)
Weighted average number of shares outstanding	5,317	5,279	5,313	5,222
Weighted average effect of full conversion of OP Units	69	82	69	115
Effect of common share equivalents	-	72	-	60
Total weighted average shares outstanding, including OP Units	5,386	5,433	5,382	5,397

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

NOI for the three months ended September 30, 2022 and 2021:

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2022	2021	$	%	2022	2021	2022	2021
NOI from consolidated properties	$39,536	$38,966	$570	1.5%	$20	$498	$39,556	$39,464
NOI attributable to equity method investments, at ownership share	6,688	6,480	208	3.2%	(3)	754	6,685	7,234
Total NOI	46,224	45,446	778	1.7%	17	1,252	46,241	46,698
Less: lease termination revenue	50	733	(683)	(93.2%)	-	146	50	879
Total NOI excluding lease termination revenue	$46,174	$44,713	$1,461	3.3%	$17	$1,106	$46,191	$45,819

NOI for the nine months ended September 30, 2022 and 2021:

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2022	2021	$	%	2022	2021	2022	2021
NOI from consolidated properties	$117,126	$114,289	$2,837	2.5%	$(693)	$485	$116,433	$114,774
NOI attributable to equity method investments, at ownership share	21,790	21,499	291	1.4%	1,159	1,978	22,949	23,477
Total NOI	138,916	135,788	3,128	2.3%	466	2,463	139,382	138,251
Less: lease termination revenue	2,395	3,903	(1,508)	(38.6%)	49	146	2,444	4,049
Total NOI excluding lease termination revenue	$136,521	$131,885	$4,636	3.5%	$417	$2,317	$136,938	$134,202

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

The table below reconciles net loss to NOI of our consolidated properties for the three and nine months ended September 30, 2022 and 2021.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands of dollars)	2022	2021	2022	2021
Net loss	$(71,343)	$(38,398)	$(115,331)	$(107,758)
Other income	(67)	(143)	(377)	(430)
Depreciation and amortization	28,032	29,142	85,524	88,667
General and administrative expenses	10,965	14,453	32,192	39,819
Insurance recoveries, net	2	—	2	(670)
(Benefit) Provision for employee separation expense	(5)	39	(6)	279
Project costs and other expenses	68	27	147	205
Interest expense, net	36,481	32,426	100,473	95,135
Impairment of assets	42,271	262	42,271	1,564
Gain on debt extinguishment, net	—	—	—	(4,587)
Reorganization expenses	—	—	—	267
Equity in loss of partnerships	2,356	1,429	3,939	2,429
(Gain) loss on sales of interests in real estate	(7,509)	217	(9,210)	1,191
(Gain) loss on sale of equity method investment	77	—	(8,976)	—
(Gain) loss on sales of real estate by equity method investee	—	10	—	(1,337)
Gain on sale of preferred equity interest	—	—	(3,688)	—
Gain on sales of non operating real estate	(1,772)	—	(10,527)	—
NOI from consolidated properties	39,556	39,464	116,433	114,774
Less: Non Same Store NOI of consolidated properties	20	498	(693)	485
Same Store NOI from consolidated properties	39,536	38,966	117,126	114,289
Less: Same Store lease termination revenue	50	691	1,549	1,349
Same Store NOI excluding lease termination revenue	$39,486	$38,275	$115,577	$112,940

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

The table below reconciles equity in loss of partnerships to NOI of equity method investments at ownership share for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Equity in loss of partnerships	$(2,356)	$(1,429)	$(3,939)	$(2,429)
Depreciation and amortization	2,678	3,095	8,673	9,257
Impairment of assets	—	—	—	265
Interest and other expenses	6,363	5,568	18,215	16,384
Net operating income from equity method investments at ownership share	6,685	7,234	22,949	23,477
Less: Non Same Store NOI from equity method investments at ownership share	(3)	755	1,159	1,980
Same Store NOI of equity method investments at ownership share	6,688	6,479	21,790	21,497
Less: Same Store lease termination revenue	—	49	854	2,562
Same Store NOI from equity method investments excluding lease termination revenue at ownership share	$6,688	$6,430	$20,936	$18,935

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

(in thousands, except per share amounts)	September 30, 2022	December 31, 2021
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$2,980,963	$3,156,194
Construction in progress	41,218	45,828
Land held for development	2,058	4,339
Total investments in real estate	3,024,239	3,206,361
Accumulated depreciation	(1,407,395)	(1,405,260)
Net investments in real estate	1,616,844	1,801,101
INVESTMENTS IN PARTNERSHIPS, at equity:	7,907	16,525
OTHER ASSETS:
Cash and cash equivalents	21,063	43,852
Tenant and other receivables, net	31,179	42,501
Intangible assets, net	9,074	10,054
Deferred costs and other assets, net	113,569	128,923
Assets held for sale	86,408	8,780
Total assets	$1,886,044	$2,051,736
LIABILITIES:
Mortgage loans payable, net	$761,230	$851,283
Term Loans, net	972,198	959,137
Revolving Facility	26,078	54,549
Tenants’ deposits and deferred rent	11,994	10,180
Distributions in excess of partnership investments	89,702	71,570
Fair value of derivative liabilities	—	8,427
Accrued expenses and other liabilities	72,876	89,331
Liabilities on assets held for sale	41,689	212
Total liabilities	1,975,767	2,044,689
COMMITMENTS AND CONTINGENCIES (Note 8)
EQUITY:
Series B Preferred Shares, $.01 par value per share; 3,450 shares issued and outstanding; liquidation preference of $100,561 and $95,791 at September 30, 2022 and December 31, 2021, respectively	35	35
Series C Preferred Shares, $.01 par value per share; 6,900 shares issued and outstanding; liquidation preference of $200,445 and $191,130 at September 30, 2022 and December 31, 2021, respectively	69	69
Series D Preferred Shares, $.01 par value per share; 5,000 shares issued and outstanding; liquidation preference of $144,337 and $137,891 at September 30, 2022 and December 31, 2021, respectively	50	50
Shares of beneficial interest, $1.00 par value per share; 13,333 shares authorized; 5,369 and 5,347 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	5,369	5,347
Capital contributed in excess of par	1,858,124	1,851,866
Accumulated other comprehensive loss	3,297	(8,830)
Distributions in excess of net income	(1,945,988)	(1,832,375)
Total equity—Pennsylvania Real Estate Investment Trust	(79,044)	16,162
Noncontrolling interest	(10,679)	(9,115)
Total equity (deficit)	(89,723)	7,047
Total liabilities and equity	$1,886,044	$2,051,736

PREIT / 15

Pennsylvania Real Estate Investment Trust

Selected Financial Data

Changes in Funds from Operations for the three and nine months ended September 30, 2022 as compared to the three and nine months ended September 30, 2021 (all per share amounts on a diluted basis unless otherwise noted; per share amounts rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended September 30, 2022	Per Diluted Share and OP Unit	Nine Months Ended September 30, 2022	Per Diluted Share and OP Unit
Funds from Operations, as adjusted September 30, 2021	$(6,495)	$(1.20)	$(16,205)	$(3.00)

Changes - Q3 2021 to Q3 2022

Contribution from anchor replacements and new box tenants	543	0.10	1,376	0.26
Impact from bankruptcies	16	0.01	191	0.04
Other leasing activity, including base rent and net CAM and real estate tax recoveries	273	0.05	362	0.07
Lease termination revenue	(641)	(0.12)	200	0.04
Credit losses	(4)	-	(332)	(0.06)
Other	382	0.07	1,040	0.19
Same Store NOI(1) from unconsolidated properties	209	0.04	291	0.06
Same Store NOI	778	0.15	3,128	0.60
Non Same Store NOI	(1,235)	(0.23)	(22,148)	(4.08)
General and administrative expenses	3,488	0.64	7,627	1.41
Capitalization of leasing costs	35	0.01	111	0.02
Other	2,185	0.39	33,048	6.08
Interest expense, net	(4,833)	(0.89)	(7,198)	(1.33)
Funds from Operations, as adjusted September 30, 2022	(6,077)	(1.13)	(1,637)	(0.30)
Provision for employee separation expense	5	-	6	-
Insurance recoveries	(2)	-	(2)	-
Gain on sale of preferred equity interest	-	-	3,688	0.68
Funds from Operations, September 30, 2022	$(6,074)	$(1.13)	$2,055	$0.38